ENDORSEMENT AND REPRESENTATION AGREEMENT


Frisby Technologies, Inc., which is headquartered at 3195 Centre Park Blvd., Winston-Salem, NC 27107, USA 11706, (hereinafter called the Company) has agreed with Favre Enterprises, Inc., who has the right to deliver the services of Brett Favre, with offices at 1 Willow Bend Drive, Hattiesburg, MS 39402, (hereinafter called the Endorser) that the Endorser shall be the non-exclusive Endorser of the Product, as defined herein, that is made and marketed by the Company, under the terms stated in this Agreement.

IT IS, THEREFORE, AGREED AS FOLLOWS:

1. Definitions:

     a. Product shall mean all ROO hand warmer products manufactured and sold by the Company under a NFL license or as the "Brett Favre Signature Edition" model, or the like.

     b. Sales shall mean all sales of Product, net of returns, made the Company after the Effective Date of this Agreement.

     c. Effective Date shall mean the date this agreement has been duly signed by both of the parties.

     d. Termination Date shall mean the date thirty (30) days after the day of the issuance of written notice of termination as provided in Section 6.


2. AGREEMENT

     a. The Company and Endorser agree that the Endorser shall be the non-exclusive Endorser of the Product during the term of this agreement.

     b. This Agreement, unless it is terminated pursuant to paragraph 6 below, shall expire two years from the Effective Date, unless otherwise agreed and extended by the parties.


3. ENDORSER DUTIES

     a. The Endorser shall diligently promote and help market the Product in all reasonable and proper ways, including:

          1. Wearing the Product during all cold weather games and at all other appropriate times on or off the field during the term of the Agreement.

          2. Referencing the Product in all appropriate interviews, media accounts and appearances during the agreement term.

          3. Authorizing the Company to use the Endorser's name, likeness and/or football number in advertisements and promotional materials for the Product, and promotional or corporate materials of the Company, during the agreement term.

     b. Any advertising, promotional and like material of a third party which includes the Endorser for publication, whether written or electronic, which also contains the name or likeness of the Product, or the Company's brands shall be submitted to the Company for approval prior to publication.

     c. The Endorser shall routinely provide the Company with any updates on the status of any prospective promotion and marketing opportunities and the results of any such completed efforts.


4. COMPANY DUTIES

     a. The Company shall furnish the Endorser pertinent Product information on as current a basis as is practicable.

     b. The Company shall furnish the Endorser with appropriate promotional devices and materials to assist the Endorser in identifying with the Company in a professional way.

     c.   The Company shall compensate the Endorser as set forth herein.


5. COMPENSATION

     a. Upon contract signing, the Endorser will be granted 160,000 five-year options, with an exercise price equal to the closing Nasdaq price on the Effective Date, for common Stock in the Company, which will vest upon the attainment of the following milestones and cumulative Sales attainment levels during the Agreement term:

              At Contract signing                    25,000 options vested
              At $500,000 of Sales                   35,000 options vested
              At $1,500,000 of Sales                 50,000 options vested
              At $4,000,000 of Sales                 50,000 options vested


     b. The Endorser shall be responsible for all costs incurred by him in performing his services under this Agreement, with the exception of Company requested promotional appearances that require air travel and accommodations.


6. Non-Compete

     a. During the period that this Agreement is in effect, the Endorser shall not perform service for, nor shall it otherwise represent, any business which directly competes with the Product, (excluding Nike), including gloves nor shall the Endorser engage in any activity which might adversely affect the business of the Company. If the Company believes that the Endorser has failed to comply with this, then the Company shall give the Endorser written notice thereof. The Endorser shall cease any prohibited activity or cure such nonperformance within ten (10) days after receipt of such notice, completion of which shall terminate any claim for Termination for Cause. Failure to cease such activity shall be grounds for Termination for Cause. If Terminated for Cause, the Company shall be required to credit all Sales towards vesting for six (6) months after the Termination Date.

     b. Upon termination, the Endorser shall forthwith return to the Company all property of the Company in the Endorser's possession, custody or control, and it forthwith shall desist from holding itself out as the sales Endorser of the Product.

     c. For purposes of clarification this agreement shall be superceded by any agreement Brett Favre has with Nike.


7. LEGAL STATUS

The Endorser's legal status under this Agreement shall be that of an independent contractor. He shall not represent himself to be an employee of the Company.

8. HOLD HARMLESS

The Company shall hold the Endorser harmless from and against and indemnify the Endorser for all liability, loss, costs, expenses or damages howsoever caused by reason of any Product (whether or not effective) or any act or omission of the Company including but not limited to any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property, and for the infringement of any patent rights or other rights of third parties, and for any violation of municipal, state or federal laws or regulations governing the Products or their sale, which may result from the sale, rental, license, delivery, or use of the Product by the Endorser hereunder.

9. FORMAL ADDRESS

Wherever in this Agreement the words "Written Notice" is used, it shall be understood to mean written notice by registered or certified mail to the last regular address used in the course of business by the party to which such notice is given.

10. APPLICABLE LAWS

This Agreement shall be construed in accordance with the laws of the State of North Carolina. In the event of a dispute hereunder, the parties agree to submit to binding arbitration in accordance with the rules of the American Arbitration Association in effect at the time a demand for arbitration is filed.

11. ENTIRE AGREEMENT

This Agreement represents the Sales Endorser Agreement between the Company and the Endorser and is hereby agreed to this day of signing.


FRISBY TECHNOLOGIES, INC.                        FAVRE ENTERPRISES, INC.




By:/s/ Greg Frisby                      By:/s/ Brett Favre
   ---------------                         ---------------
   Greg Frisby

   Chairman and CEO



Date: 7/17/00                           Date:  7/18/00